Exhibit 16.1

                                  letterhead of
                          Goldstein Golub & Kessler LLP

February 20, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

We have read Item 4 of Form 8-K dated February 18, 2004 of BrandPartners Group, Inc. and are in agreement with the statements contained therein except as follows:

1) We have no basis to agree or disagree with the statements of the registrant contained in the fourth and fifth paragraphs of Item 4.

Sincerely,

/s/ Goldstein Golub Kessler LLP

Goldstein Golub Kessler LLP

cc: Mr. Jim Brooks